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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Venture Seismic Ltd. (the "Company") Form S-3 and the related Prospectus of the Company for the registration of 100,000 of its common shares and to the incorporation by reference therein of our report dated December 17, 1997 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-KSB) for the year ended September 30, 1997, filed with the Securities and Exchange Commission on December 24, 1997.


                                   /s/ ERNST & YOUNG
                                   Chartered Accountants


Calgary, Alberta
February 5, 1998